UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 9, 2014

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       Entry into a Material Definitive Agreement

On January 9, 2014 James River Coal Company (the “Company”) entered into a First Amendment to Second Amended and Restated Revolving Credit Agreement (the “First Amendment”) by and among the Company, certain of its subsidiaries, the lenders party thereto (the “Lenders”) and General Electric Capital Corporation as administrative agent for the Lenders and as collateral agent for the Lenders, pursuant to which, among other things, the definition of “Trigger Event Period” was modified. Under the prior definition a “Trigger Event Period” commenced when the sum of the Company’s Unrestricted Cash (as defined in the Amended and Restated Credit Agreement) and Availability (as defined in the Amended and Restated Credit Agreement) was less than $35,000,000 and ended when the sum of Unrestricted Cash and Availability for a period of ninety (90) consecutive days equaled or exceeded $35,000,000. The First Amendment deleted from the “Trigger Event Period” definition in each instance “$35,000,000” and inserted in each instance “$23,000,000.”

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits.

Exhibit No.	Description

10.1	First Amendment to Second Amended and Restated Revolving Credit Agreement, dated January 9, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY

(Registrant)

By: /s/ Samuel M. Hopkins II
Samuel M. Hopkins II
Vice President and Chief Accounting Officer

Date: January 10, 2014

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